Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2023, relating to the consolidated financial statements of Medigus Ltd. appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 24, 2023